EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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FOR:         MAF Bancorp, Inc.                      Fidelity Bancorp, Inc.
             55th Street & Holmes Avenue            5455 W. Belmont Avenue
             Clarendon Hills, IL 60514              Chicago, IL 60641


CONTACTS:    Allen H. Koranda,                      Raymond S. Stolarczyk,
             Chairman and CEO                       Chairman and CEO

             Jerry A. Weberling, EVP and            Thomas E. Bentel
             Chief Financial Officer                President and COO
             (630) 887-5999                         (773) 736-4414

               MAF BANCORP, INC. TO ACQUIRE FIDELITY BANCORP, INC.

Clarendon Hills, Illinois, December 17, 2002 - MAF Bancorp, Inc. (NASDAQ:MAFB) and Fidelity Bancorp, Inc. (NASDAQ:FBCI) jointly announced today that MAF has agreed to acquire Fidelity in an all-stock transaction. Allen Koranda, Chairman and CEO of MAF and Raymond Stolarczyk, Chairman and CEO of Fidelity announced that their respective boards of directors have approved a definitive agreement under which Fidelity will be merged with MAF.

Pursuant to the merger agreement, each share of Fidelity common stock will be converted into .89 shares of MAF common stock. Based on the closing price of MAF common stock on December 16, 2002, the transaction has a current value of $101.4 million in the aggregate and $31.00 per Fidelity share. The transaction, which is subject to regulatory approval and the approval of Fidelity stockholders, is structured to be tax-free to the stockholders of Fidelity. The companies currently expect the transaction to close in mid-2003. In connection with the merger, Fidelity's bank subsidiary, Fidelity Federal Savings Bank, will be merged with Mid America Bank, a wholly-owned subsidiary of MAF Bancorp. The merger of the banks will provide Mid America Bank with five additional branch locations in the Chicago area.

Allen Koranda, Chairman and Chief Executive Officer of MAF Bancorp, said, "We are excited about the opportunity to combine with a quality organization like Fidelity. By adding nearly $450 million in deposits, the transaction will allow us to deepen our penetration into the Chicago banking market. We appreciate the confidence that Ray and his Board of Directors have placed in us, allowing us to build upon their strong franchise."

Raymond Stolarczyk, Chairman and Chief Executive Officer of Fidelity Bancorp, added, "We have built a quality financial institution over many years due to our loyal customers and employees. We believe the next step in our progression is to partner with an organization that shares our retail banking philosophy and has proven successful in competing in the Chicago area banking markets. MAF was the logical choice." Mr. Stolarczyk will join MAF's board of directors following the acquisition.

MAF expects to achieve significant cost savings following the integration of the two companies' respective organizations. The data processing conversion is expected to be completed in the third quarter of 2003. MAF expects to repurchase approximately 850,000 of the shares to be issued in the transaction, representing approximately 3.3% of MAF's projected outstanding shares after the merger. MAF expects the transaction will be neutral to calendar 2003 earnings per share and be approximately 1-2% accretive to earnings per share in 2004, in each case assuming completion of the stock repurchases. MAF currently expects after-tax merger-related costs will equal approximately 5% of the transaction value.

MAF is the parent company of Mid America Bank, a federally chartered stock savings bank headquartered in Clarendon Hills, IL. At September 30, 2002 the company had assets of $5.9 billion, deposits of $3.7 billion and

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stockholders' equity of $482 million. The Bank operates a network of 34 retail banking offices primarily in Chicago and its western suburbs. MAF's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

Fidelity is the holding company for Fidelity Federal Savings Bank, a federally chartered stock savings bank headquartered in Chicago, IL. At September 30, 2002, Fidelity had assets of $699 million, deposits of $434 million, and stockholders' equity of $56 million. Fidelity's common stock trades on the Nasdaq Stock Market under the symbol FBCI.

                           Forward-Looking Information
                           ---------------------------

Statements contained in this news release that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. MAF and Fidelity intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of either company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The companies' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The companies undertake no obligation to update these forward-looking statements in the future. Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of MAF and its subsidiaries following the merger include, but are not limited to, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unanticipated changes in interest rates, deteriorating economic conditions which could result in increased delinquencies in MAF's or Fidelity's loan portfolio, legislative or regulatory developments, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of MAF's or Fidelity's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in MAF's and Fidelity's market areas, unanticipated slowdowns in real estate lot sales or problems in closing pending real estate contracts, delays in real estate development projects, the possible short-term dilutive effect of other potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

   NOTE: The following notice is included to meet certain legal requirements.
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MAF will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission. FIDELITY SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MAF AND FIDELITY, AND THE PROPOSED TRANSACTION. When available, copies of this proxy statement/prospectus will be mailed to Fidelity shareholders, and it and other documents filed by MAF or Fidelity with the SEC may be obtained free of charge at the SEC's web site at http://www.sec.gov, or by directing a request to MAF at 55th Street & Holmes Avenue, Clarendon Hills, IL 60514 or Fidelity at 5455 West Belmont Avenue, Chicago, Illinois 60641.

Fidelity and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their stockholders in favor of the proposed merger. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Fidelity's stockholders in connection with the proposed merger is set forth in Fidelity's proxy statement for its annual meeting of stockholders, dated January 23, 2002 and filed with the SEC on December 26, 2001. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.